Exhibit No. 23



                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Insignia Systems, Inc. of our report dated January 26, 1996, included in the 1995 Annual Report to Stockholders of Insignia Systems, Inc.

Our audits also included the financial statement schedule of Insignia Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-47003 and Form S-8 No. 33-92376) pertaining to the 1990 Stock Plan and in the Registration Statements (Form S-8 No. 33-75372 and Form S-8 No. 33-92374) pertaining to the Employee Stock Purchase Plan of Insignia Systems, Inc. of our report dated January 26, 1996, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Insignia Systems, Inc.

                                               /s/ Ernst & Young LLP

                                               Ernst & Young LLP


Minneapolis, Minnesota
January 24, 1997